Exhibit 10.3

CLAIMS AGREEMENT

Dated as of

December 27, 2005

THIS CLAIMS AGREEMENT (“Agreement”) is by and between the undersigned, an officer and employee (the “Officer”) of Main Street Banks, Inc. and/or various of its Subsidiaries (individually and collectively, the “Company”) and is made in connection with the Agreement and Plan of Merger dated as of December 14, 2005 (the “Merger Agreement”) by and between BB&T Corporation (“BB&T”) and the Company, and is made as of December 27, 2005. The Officer and the Company are each a “Party”, and are “Parties” hereunder. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Merger Agreement.

Concerning claims which the Officer may have against the Company or BB&T or any of their respective Subsidiaries or Affiliates, whether as an officer, director, employee, partner, controlling person or affiliate or otherwise, and in consideration of the premises, and the mutual covenants contained herein and in the Merger Agreement and the mutual benefits to be derived hereunder and thereunder, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties here to, intending to be legally bound, hereby affirm and agree to the following in each and every capacity.

1. Claims. The undersigned does not have, and is not aware of, any claims it might have against Company or BB&T or any of their respective Subsidiaries or Affiliates, except for (i) compensation and related benefits for services rendered or to be rendered by the Officer pursuant to the Officer’s Employment Agreement with the Company (the “Employment Agreement”), subject to, and as specifically provided in Schedule A hereto, (ii) contract rights, under written loan commitments and agreements between the undersigned and Company, specifically limited to possible future advances in accordance with the terms of such commitments or agreements, (iii) rights under certificates of deposits and deposit accounts in accordance with their terms and the rules and regulations of the depositary institution, (iv) except as expressly and specifically provided in Schedule A hereto and (v) any rights of the Officer as a holder of Company common stock or options granted to the Officer to acquire Company common stock (individually and collectively, the items described in clauses (i) through (v) of this paragraph are called “Excepted Claims”).

2. Releases. Subject to the Closing of the Merger, the Officer hereby irrevocably releases and forever discharges the Company, BB&T and their respective current or former Subsidiaries, Affiliates, directors, officers, employees, agents, attorneys, representatives, partners, controlling persons and insurers, and their respective successors and assigns, and their heirs, estates and personal and legal representatives, and each of them (hereinafter, individually and collectively, the “Releasees”) of and from any and all liabilities, claims, demands, debts, accounts, covenants, agreements, obligations, costs, expenses, actions or causes of action of every nature, character or description, now accrued or which may hereafter accrue, without limitation and whether or not in law, equity or otherwise, based in whole or in part on any known facts, conduct, activities, transactions, events or occurrences, including any claims that the Officer may have under his Employment Agreement (including all claims under any documents, instruments or agreements related to the Officer’s Employment Agreement) other than as specifically provided herein (including Schedule A hereto) and including any right of the Officer to terminate his Employment Agreement pursuant to Section 6(c) of such Employment Agreement, whether matured or unmatured, contingent or otherwise, which have or allegedly have existed, occurred, happened, arisen or transpired from the beginning of time through the date of execution of this Agreement, except for the Excepted Claims. (collectively, subject only to the specific Excepted Claims, the “Claims”). Without limiting the foregoing, this release and covenant not to sue includes, but is not limited to, any claim of discrimination on the basis of race, sex, marital status, sexual preference, national origin, handicap or disability, age, or veteran status; any other claim based on a statutory prohibition; any claim arising out of or related to an express or implied employment contract or covenant of good faith and fair dealing; and any tort claims. The undersigned further irrevocably releases, discharges and transfers to the Company, all Claims and interests of the undersigned in and to any Intellectual Property of any nature whatsoever created, developed, registered, licensed or used by or for the undersigned or the Company (which shall also be considered to be Claims). The Officer represents, warrants and covenants that all Claims released hereby are owned solely by the Officer, who has the sole authority to release such Claims and no Claim released herein has been assigned, expressly, impliedly, by operation of law or otherwise. The Claims released hereby do not include any claims with respect to BB&T’s obligations under any written employment and/or consulting agreement between BB&T and the undersigned Officer. It is understood and agreed by the Parties that this Agreement is a compromise and clarification of claims related to the Officer’s employment and the Merger.

3. Forbearances and Releases at Closing of the Merger and Termination of Employment.

(a) The Officer shall forever refrain and forebear from commencing, instituting prosecuting or making any lawsuit, action, or proceeding or claim or demand before or in any court, Regulatory Authority, Governmental Authority, arbitral or other authority to collect or enforce any Claims which are released and discharged hereby. In consideration of this Agreement and the amounts and rights paid, delivered or to be paid or delivered pursuant to Schedule A, the Officer agrees that he shall not, without the Company’s prior written consent, resign or otherwise take any action to cease his status or performance as a full-time, active officer and employee of the Company through the Closing and that he shall use all reasonable efforts to effect the Merger and to fulfill the

Company’s representations, warranties, forbearances, covenants and agreements under the Merger Agreement. Except as expressly provided in Section 5 of this Agreement and with respect to potential indemnity claims under the Company’s Articles of Incorporation, Bylaws and any director’s and officer’s insurance policies covering the Company’s directors and officers, notwithstanding anything to the contrary contained in the Officer’s Employment Agreement or otherwise, the Company shall have no obligation to pay any attorneys’ fees or charges in connection with any Claims by the Officer under his Employment Agreement, this Agreement or otherwise. The Officer acknowledges and agrees that his agreements and covenants made in this paragraph are conditions and prerequisites to his entitlement to the payments and benefits described and provided in Schedule A to this Agreement, and he agrees that if he breaches any of these agreements or covenants, he shall forfeit the payments and other benefits provided pursuant to and described in Schedule A, Item A.2. (to the extent such amounts exceed the amounts earned in accordance with the terms of the bonus plan based upon the Company’s 2005 performance), Item A.5. and Item C.1. (collectively, the “Return Amounts”), and he shall return to the Company all Return Amounts paid to him pursuant to this Agreement.

(b) In consideration of the payments and benefits promised by the Company under Schedule A to this Agreement, the Officer agrees that he shall, as a condition and prerequisite of entitlement to the payments and provisions provided through Schedule A, execute on the date of Closing of the Merger and on such later date as his employment may terminate with Company or its successor, a General Release in the form attached hereto and incorporated herein as Exhibit 1 (the “General Release”), provided, if the Officer is not then living or has been determined to lack legal capacity by a court of competent jurisdiction, his personal or legal representatives (individually and collectively, the “Officer’s Representatives”) shall execute and deliver such General Release to the Company or its successor. If the Officer or the Officer’s Representatives do not execute such General Release on the date of Closing and on such later date, the Return Amounts shall be forfeited and shall be returned to the Company or its successor.

4. Confidentiality. The Parties shall keep the terms of this Agreement strictly confidential, except for disclosures to their respective counsel, accountants and tax authorities (and spouses in the case of the Officer), to BB&T and as required by the securities or banking laws and rules applicable to the Company or BB&T. The Officers will cause to be timely filed any SEC Forms 4 with respect to any consideration received or receivable hereunder consistent with the Company’s historical practices.

5. Attorneys’ Fees. The Company will pay prior to December 31, 2005 all of the attorneys’ fees and charges actually incurred, on an hourly basis and not on a contingency basis, by the Officer in the amount specified in Schedule A hereto. The Company shall not have any further or other obligation to pay attorneys’ fees incurred by the Officer, including those paid in connection with this Agreement (including any further agreements required to be made or executed by this Agreement), the Employment Agreement, the Officer’s services to the Company or its successors, or the matters addressed by this Agreement.

6. Representations, Warranties and Covenants.

(a) The Parties represent and warrant that they have read this Agreement, they have conferred with their attorneys concerning this Agreement and the terms and conditions hereof, and that they fully understand the terms, conditions, requirements and effects of this Agreement.

(b) The Parties represent and warrant that they are executing this Agreement freely and voluntarily, without threat, duress, coercion or promise of consideration other than that stated herein and that they have full authority and capacity to execute, deliver and perform this Agreement in accordance with its terms and conditions.

(c) This Agreement does not constitute and shall not be construed or interpreted to constitute an admission of liability by any of the parties hereto.

(d) Except for potential Claims under the Employment Agreement and possible Excepted Claims, the Officer represents, warrants and covenants that he has no Claims against the Company. The Officer further represents, warrants and covenants that he will assert no Claims against the Company except to enforce the payment and delivery obligations of the Company hereunder, and shall specifically confirm in writing to the Company and BB&T this representation, warranty and covenant at Closing and on such later date as his employment may terminate with the Company or its successor, and as a condition to receiving any consideration due hereunder at Closing, at termination of employment or thereafter. The Officer agrees that, as a condition and prerequisite of entitlement to the payments and provisions provided through Schedule A, he or, if applicable, his Officer Representatives, shall execute on the date of Closing and on such later date as his employment may terminate with Company or its successor, the General Release. If the Officer (or if applicable, his Officer Representative) does not execute such General Release on each of the Closing of the Merger and on such later date as the Officer’s employment may terminate with Company or its successor, he shall forfeit and return to the Company or its successor the Return Amounts . The Officer represents, warrants and covenants and the Officer or his Officer Representative will reconfirm in writing to the Company and BB&T at the Closing of the Merger that he has no existing or (to his knowledge) threatened indemnity claims under the Company’s Articles of Incorporation and Bylaws or the Company’s existing director’s and officer’s insurance policies.

7. Miscellaneous.

(a) This Agreement shall be governed and construed in accordance with the laws of the State of Georgia without regard to conflict of laws principles (other than the choice of law provisions thereof).

(b) This Agreement, including Schedule A and Exhibit 1 attached hereto and incorporated herein (together with the agreements specifically modified in Schedule A, and Section 6.13 of the Merger Agreement) contain the entire Agreement and understanding of the parties with respect to the Claims released hereby, and any provision of this Agreement that is inconsistent with the Employment Agreement, modifies, amends and supersedes any inconsistent terms of the Employment Agreement, and such terms in the Employment Agreement shall have no further force or effect, provided, however, the Employment Agreement otherwise shall remain in full force and effect. This Agreement supersedes all prior agreements, arrangements or understandings (written or otherwise) with respect to such Claims, and no representation or warranty, oral or written, express or implied, has been made by or relied upon by any party hereto, except as expressly contained herein or in the Merger Agreement.

(c) This Agreement shall be binding upon and inure to the benefit of the undersigned and their respective successors and assigns, heirs, estates, and personal and legal representatives.

(d) This Agreement may not be modified, amended or rescinded except by the written agreement of the Parties with the written consent of BB&T, it being the express understanding of the Parties that no term hereof may be waived by the action, inaction or course of dealing by or between the Parties or any other person or entity, except in strict accordance with this paragraph. Any waiver of any breach of this Agreement shall not constitute or be construed as the waiver of any other breach of the terms hereof or for any other purpose or time.

(e) Each Party represents, warrants and covenants that he or it is fully aware of his or its rights to discuss any and all aspects of this matter with any attorney chosen by him, and that he or it has carefully read and fully understands all the provisions of this Agreement, and that he or it is voluntarily entering into this Agreement.

(f) This Agreement is effective when signed by the Officer and his counsel and delivered to the Company and executed by the Company, subject to any consents required from BB&T, and its operation to extinguish all of the Claims released hereby is not dependent on or affected by the performance or non-performance of any future act by the Parties.

(g) This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Counterparts of this Agreement signed and sent by facsimile shall have the same force and effect as original signed counterparts.

(h) If any provision or part of a provision of this Agreement shall be determined to be void or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain valid and enforceable by any party.

(i) Herein, the singular includes and means the plural and vice versa, references to any gender includes all other genders, as applicable, and the terms “include”, “including” and any derivation thereof shall mean including without limitation, whether by enumeration or otherwise.

IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of the undersigned as of the date first written above.

OFFICER

/s/ RICHARD A. BLAIR
Name:	Richard A. Blair

MAIN STREET BANKS, INC.

By:	/s/ SAMUEL B. HAY, III
Name:	Samuel B. Hay, III
Title:	President and CEO

Officer: Richard A. Blair III

SCHEDULE A

The following sets forth the amounts and types of consideration payable to the Officer, and the Officer waives any and all Claims as to additional or different consideration, compensation or benefits, and the Company has no further obligations to pay any other or additional consideration, compensation or benefits to the Officer.

A.	Consideration payable by the Company prior to December 31, 2005, without regard to the Closing of the transactions contemplated by the Merger Agreement:

1.	Normal salary and benefits in amounts, at times, and on terms consistent with those paid or provided previously in calendar year 2005 as provided in Section 5 of the Officers Employment Agreement.

2.	Cash bonus of $56,250.

3.	Options on 3,214 shares of Company common stock at an exercise price of $28.73 per share that were awarded to Officer on December 14, 2005.

4.	1,607 shares of restricted Company common stock.

5.	Cash in the amount of $26,000 in lieu of an automobile allowance and club dues.

6.	Fees and charges for Officer’s attorney in connection with Agreement of $5,500.00.

B.	Consideration payable by the Company in 2006 prior to the Closing of the Merger with BB&T.

1.	Normal salary and benefits in amounts, at times and on terms consistent with Section 5 of the Officer’s Employment Agreement with the Company’s practice at an annual rate of $160,000, in amounts and on terms consistent with Section 5 of the Officer’s Employment Agreement.

C.	Consideration payable promptly after the Closing of the Merger with BB&T and the earlier of (i) the termination of Officer’s employment with the Company or its successor and or (ii) the termination of the Officer’s Employment Agreement:

1.

Cash of $502,192 in full satisfaction of all obligations of the Company under Section 7(a)(i) of the Officer’s Employment Agreement, assuming termination of employment as of April 1, 2006 plus any related Payments provided in Section 9 of the Officer’s Employment Agreement. If termination of employment is at a different date than assumed in this paragraph, the amounts payable under this paragraph shall be adjusted based upon the same calculation methodology as the payment amount specified in this paragraph.

2.	To the fullest extent permitted by the applicable Company plan, program, practice or policy, benefits shall be provided by the Company or its successor as specified in Section 7(a)(ii) of the Officer’s Employment Agreement.

3.	Outstanding but unexercised options of Company common stock shall fully vest, and all restrictions on the Officer’s restricted shares of Company common stock shall lapse (except for securities law restrictions, if any), subject to their respective terms and conditions.

4.	No Other Benefits are payable to the Officer under Section 7(a)(iv) of the Officer’s Employment Agreement.

Any amounts payable hereunder will be reduced for applicable federal and state tax and other withholdings.

Understood, agreed and accepted.

OFFICER

/s/ RICHARD A. BLAIR III
Richard A. Blair III

MAIN STREET BANKS, INC.

By:	/s/ SAMUEL B. HAY, III
Name:	Samuel B. Hay, III
Title:	President and CEO

EXHIBIT 1

GENERAL RELEASE AND COVENANT NOT TO SUE AGREEMENT

THIS GENERAL RELEASE AND COVENANT NOT TO SUE AGREEMENT (“Agreement”) is by and between the undersigned, an officer and employee (the “Officer”) of Main Street Banks, Inc. and/or various of its Subsidiaries (individually and collectively, the “Company”) and is made in connection with the Agreement and Plan of Merger dated as of December 14, 2005 (the “Merger Agreement”) by and between BB&T Corporation (“BB&T”) and the Company and the Claims Agreement between the Company and the Officer dated as of December 27, 2005 (the “Claims Agreement”), is made as of             , 2006. The Officer and the Company are each a “Party”, and are “Parties” hereunder. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Merger Agreement or the Claims Agreement.

Concerning claims which the Officer may have against the Company or BB&T or any of their respective Subsidiaries or Affiliates, whether as an officer, director, employee, partner, controlling person or affiliate or otherwise, and in consideration of the premises, and the mutual covenants contained herein and in the Merger Agreement and the mutual benefits to be derived hereunder and thereunder, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Officer, intending to be legally bound, hereby affirms and agrees to the following in each and every capacity.

The Officer hereby irrevocably releases and forever discharges the Company, BB&T and their respective current or former Subsidiaries, Affiliates, directors, officers, employees, agents, attorneys, representatives, partners, controlling persons and insurers, and their respective successors and assigns, and their heirs, estates and personal and legal representatives, and each of them (hereinafter, individually and collectively, the “Releasees”) of and from any and all liabilities, claims, demands, debts, accounts, covenants, agreements, obligations, costs, expenses, actions or causes of action of every nature, character or description, now accrued or which may hereafter accrue, without limitation and whether or not in law, equity or otherwise, based in whole or in part on any known facts, conduct, activities, transactions, events or occurrences, including any claims that the Officer may have under his Employment Agreement (including all claims under any documents, instruments or agreements related to the Officer’s Employment Agreement) other than as specifically provided herein (including Schedule A hereto) and including any right of the Officer to terminate his Employment Agreement pursuant to Section 6(c) of such Employment Agreement, whether matured or unmatured, contingent or otherwise, which have or allegedly have existed, occurred, happened, arisen or transpired from the beginning of time through the date of the Closing of the transactions and through the date of this Agreement, except for the Excepted Claims) (collectively, subject only to the foregoing specific Excepted Claims, the “Claims”). Without limiting the foregoing, this release and covenant not to sue includes, but is not limited to, any claim of discrimination on the basis of race, sex, marital status, sexual preference, national origin, handicap or disability, age, or veteran status; any other claim based on a statutory prohibition; any claim arising out of or related to an express or implied employment contract or covenant of good faith and fair dealing; and any tort claims. The undersigned further irrevocably releases, discharges and transfers to the Company, all Claims and interests of the undersigned in and to any Intellectual Property of any nature whatsoever created, developed, registered, licensed or used by or for the undersigned or the Company (which shall also be considered to be Claims). The Officer represents, warrants and covenants that all Claims released hereby are owned solely by the Officer, who has the sole authority to release such Claims and no Claim released herein has been assigned, expressly, impliedly, by operation of law or otherwise. The Claims released hereby do not include any claims with respect to BB&T’s obligations under any written employment and/or consulting agreement between BB&T and the undersigned Officer. It is understood and agreed by the Parties that this Agreement is a compromise and clarification of claims related to the Officer’s employment and the Merger.

Furthermore, the Officer shall forever refrain and forebear from commencing, instituting prosecuting or making any lawsuit, action, or proceeding or claim or demand before or in any court, Regulatory Authority, Governmental Authority, arbitral or other authority to collect or enforce any Claims which are released and discharged hereby. The Officer acknowledges and agrees that his agreements and covenants made in this paragraph are conditions and prerequisites to his entitlement to the payments and benefits described and provided in Schedule A to the Claims Agreement (“Schedule A”) and he agrees that if he breaches any of these agreements or covenants, he shall forfeit the Return Amounts and shall return to the Company all Return Amounts paid to him pursuant to the Claims Agreement.

The Officer represents and warrants that he has read this Agreement, he has conferred with his attorney concerning this Agreement and the terms and conditions hereof, and that he fully understands the terms, conditions, requirements and effects of this Agreement. The Officer further represents and warrants that he is executing this Agreement freely and voluntarily, without threat, duress, coercion or promise of consideration other than that stated herein and that they have full authority to execute, deliver and perform this Agreement in accordance with its terms and conditions.

This Agreement shall be binding upon the undersigned and his respective successors and assigns, heirs, estates, and personal and legal representatives and shall inure to the benefit of the Company and BB&T and their respective successors and assigns, heirs, estates, and personal and legal representatives. This Agreement shall be governed and construed in accordance with the laws of the State of Georgia without regard to conflict of laws principles (other than the choice of law provisions thereof).

If any provision or part of a provision of this Agreement shall be determined to be void or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain valid and enforceable by any party.

This Agreement, contains the entire Agreement and understanding of the parties with respect to the Claims released hereby and shall not be amended without an express written amendment signed by both the Officer and the Company or BB&T.

IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of the undersigned as of the date first written above.

OFFICER

Name: